Exhibit 10.1
SEVERANCE AGREEMENT AND GENERAL RELEASE

Diane D. Schnupp ("Employee") and Kinsale Capital Group, Inc., together with its present and future direct and indirect subsidiaries, affiliates, and related entities (collectively, the "Company") enter into this Confidential Severance Agreement and General Release of Claims ("Agreement") and, for the consideration set forth herein as well as for other good and valuable consideration the receipt and sufficiency of which are acknowledged by Employee and the Company (collectively the "Parties"), and intending to be legally bound hereby, the Parties agree as follows:
TERMS OF AGREEMENT

1.     Employment Separation Date. Employee's employment with the Company will end effective April 29, 2026 ("Separation Date").

2.    Classification of Termination. The termination of Employee's employment with the Company will be classified as a retirement.

3.    Severance Benefits. In return for Employee executing this Agreement and agreeing to the promises and obligations herein, the Company agrees to pay Employee a severance payment equal to Twenty Thousand Eight Hundred and Thirty Three Dollars and Thirty Three Cents ($20,833.33) per pay period less standard withholdings and deductions from April 30, 2026 to July 31, 2026 plus One Thousand Forty One Dollars and Sixty Seven Cents ($1,041.67) per pay period less standard withholdings and deductions from August 15, 2026 to March 1, 2028 (the "Severance Payment"). Also, in return for executing this Agreement, the Company will allow Employee to continue to vest previously gifted Restricted Stock Awards while receiving the Severance Payment. Additionally, in return for executing this Agreement, the Company will allow Employee to retain current HSA, medical insurance, vision insurance, dental insurance, and 401(k) elections while receiving the Severance Payment. The Severance Payment, Restricted Stock Awards, and benefit elections constitute the "Severance Benefits." Severance Benefits will be terminated immediately, including forfeiture of unvested stock, if Employee violates any portion of this agreement.

4.    Not Otherwise Entitled to Severance Benefits. Employee agrees and acknowledges that, absent his agreement to this Agreement, he would not otherwise be entitled to any of the severance benefits detailed in Paragraph 3 of this Agreement.

5.    No Representation as to Tax Consequences. Employee acknowledges and agrees that the Company has made no representations to Employee regarding the tax consequences of any amounts received by Employee pursuant to this Agreement. Employee agrees to pay federal or state taxes, if any, which are required by law to be paid with respect to this Agreement. Employee further agrees to indemnify and hold the Company, and any and all of the Releasees described in this Agreement, harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by the Company by reason of any such claims, including any amounts paid by the Company as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, or interest arising out of the Employee's tax obligations.

6.    Return of Files, Information, Access Codes, and Property. Employee agrees that she will return to the Company all property of the Company in Employee's possession, including but not limited to, keys,

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computers, and peripherals, cell phones, pagers, and all originals and all copies of all computer and non-computer files and documents, computer software, programs, diskettes, books, manuals, records, lists, printouts, and any other documents and information relating in any way to the Company's business. Employee also agrees that she will provide the Company with all passwords and access codes necessary to gain entry into any and all work-related files and applications resident in Employee's Company computer(s). In addition, if requested, Employee will give the Company a detailed listing and status of all ongoing projects and assignments and the names and phone numbers of all external vendor/supplier contacts.

7.    Confidentiality of Agreement. Employee warrants that he will not disclose the financial terms of this Agreement, or any financial offer made by the Company, or the negotiations leading thereto, to anyone other than Employee's spouse, representatives, and attorneys, and further warrants that Employee has instructed them that they are not to mention this Agreement, its financial terms, any financial offer made by the Company, or the negotiations leading thereto, to anyone else and accept responsibility under this Agreement for any such mention. Employee agrees, on behalf of himself and his spouse, representatives, and attorneys, that Employee and they will keep completely confidential the terms and contents of this Agreement, and the negotiations leading thereto, and will not publicize or disclose the conditions, terms, or contents of this Agreement in any manner, whether in writing or orally, to any person (other than your spouse, attorneys, and tax preparers), directly or indirectly, or by or through any agent, attorney, or representative, unless compelled to do so by law or except as necessary to effectuate this Agreement. Employee further agrees to promptly notify the Company in advance of any demand or compulsion by law to disclose any of the terms or contents of this Agreement, or the negotiations leading thereto, and further agree to cooperate fully with the Company if it decides to challenge the demand or legal compulsion requiring you to disclose any of the terms of the Agreement or the negotiations leading thereto. In any proceeding pertaining to an alleged breach of this provision, the Company shall be entitled to recover its reasonable attorneys' fees and costs.

8.    General Release. In consideration of the payments and benefits being provided to Employee in this Agreement, Employee, on behalf of himself, his heirs, estate, executors, administrators, successors and assigns (hereinafter referred to as the "Releasors"), hereby irrevocably, unconditionally, and to the maximum extent permitted by law releases, acquits and forever discharges the Company, its former, current, and future parents, predecessors, affiliates, subsidiaries, and its and their former, current and future directors, officers, agents, employees, and representatives, whether acting in their individual or official capacities, and all persons acting by, through, or in concert with any of them, and all of their successors and assigns (hereinafter referred to as the "Releasees"), from any and all claims (including for attorneys' fees and costs or disbursements), demands, losses, liabilities, and causes of action of any type, whether known or unknown, arising or accruing on or before the date that Employee executes this Agreement as a result of or because of any act, omission, or failure to act by the Company or any Releasee, including but not limited to those arising out of or relating in any way to Employee's employment by, association with, and separation of employment from the Company (hereinafter collectively referred to as the "Claims"). This release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, as amended, 29 USC § 621 et seq. ("ADEA"), the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act Amendments Act 2008 (ADAAA), the Rehabilitation Act, the Federal Equal Pay Act, The Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Uniformed Service Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the
Worker Adjustment and Retraining Notification Act, the National Labor Relations Act and any other state or federal statutory, common law or other Claims of any nature whatsoever, including, but not limited to, retaliation, breach of implied or express contract, breach of employment contract or agreement,

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misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, violation of public policy, wrongful or constructive discharge, or any other employment-related tort, or any Claims for costs, fees, or other expenses, including attorneys' fees.
9.    Covenant Not To Sue. A "covenant not to sue" is a legal term which means you promise not to file a lawsuit in court. It is different from the General Release contained in Paragraph 8, above. In this Paragraph 9, Employee agrees never to sue the Company or any of the Releasees, on an individual or representative basis, or become a party or putative class member to a lawsuit on the basis of any claim of any type covered by Paragraph 8. Notwithstanding this covenant not to sue, this covenant not to sue does not restrict Employee's right to file a charge or claim with any governmental administrative agency.

Furthermore, Employee hereby waives all rights to money damages in connection with any administrative or court proceeding with respect to Employee's employment with, or separation of employment from, the Company, except that Employee does not waive any rights to monetary damages in connection with any administrative complaints that he might make to the United States Securities and Exchange Commission. Employee agrees and acknowledges that if Employee breaks this promise not to sue, then Employee will pay for all costs, including reasonable attorneys' fees, incurred by any Releasee in defending, participating in, or investigating any matter or proceeding covered by your promise not to sue. In addition, if Employee breaks his promise not to sue, Employee may, at the Company's option, be required to return all monies and other benefits paid to Employee pursuant to this Agreement as a precondition to maintaining Employee's claim.
10.    Review and Acknowledgments. Employee is hereby advised that he should consult with an attorney before signing this Agreement and releasing Employee's claims. Employee shall have 21 days to review and consider this Agreement before signing it. By signing this Agreement, Employee acknowledges that he has had a reasonable time within which to review and sign this Agreement before executing it, has carefully read and fully understands all of the provisions of the Agreement, knowingly and voluntarily agrees to all of the terms set forth in the Agreement, knowingly and voluntarily intends to be legally bound by the same, and was advised, and hereby is advised in writing, to consider the terms of this Agreement and consult with an attorney of Employee's choice prior to executing this Agreement. Employee further acknowledges that he is, through this Agreement and for the consideration set forth herein, waiving and releasing all rights or claims against the Releasees, including but not limited to claims under the ADEA. In addition, Employee understands that he may rescind his assent to this Agreement if, within seven (7) days after the date Employee signs this Agreement (the "Rescission Period"), Employee delivers a notice of rescission to Kinsale Management, Inc. c/o Amber Sheridan, 2025 Staples Mill Road, Suite 100, Richmond, Virginia 23230. To be effective, such rescission must be hand delivered and actually received within the seven (7) day period.

11.    Non-Disparagement. Employee agrees, on behalf of herself and her representatives and agents, that neither Employee nor any of them will make any disparaging or defamatory comments to any third party, including, but not limited to, the press or media or any organization or individual associated with the press or media, or the public at-large, relating to the Company or any corporate or other affiliate of the Company (including, but not limited to, the Releasees identified in this Agreement), concerning its or their officers, directors, employees, or agents, or concerning its or their business relationships, methods of doing business, or employment practices. In agreement of the foregoing the Company (including, but not limited to, the Releasees identified in this Agreement), or their officers, directors, or agents, will not make any disparaging or defamatory comments to any third party about the Employee.

12.    Non-Compete and Non-Solicitation. Employee agrees, on behalf of herself and her representatives and agents, she will not engage in employment or work for any Excess and Surplus lines

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insurer for the duration of her Severance Benefits. Additionally, Employee agrees that she will not solicit any employee or independent contractor of the Company on behalf of any other Excess and Surplus lines insurer for the duration of her Severance Benefits and for a period of one (1) year immediately thereafter.

13.    Cooperation. Employee agrees to cooperate fully with any Releasee, and any corporate affiliate of any Releasee, including any attorney retained by any Releasee, in connection with any pending or future litigation or investigatory matter. Employee acknowledges that such cooperation may include, but shall in no way be limited to, Employee being available for an interview with any of the Releasees, or any attorney or agent retained by any of the Releasees, providing to any of the Releasees any documents in Employee's possession or under Employee's control that may relate to the litigation or investigatory matter, and providing truthful sworn statements in connection with the litigation or investigatory matter.

13A.     Duty to Cooperate During Transition. In addition to the general cooperation obligations set forth in Paragraph 13, Employee agrees to make herself reasonably available to the Company for up to ten (10) hours per month during the Severance Payment period to assist with the transition of Employee's duties, responsibilities, clients, and business relationships. Such cooperation may include, but shall not be limited to, responding to questions from Company personnel, participating in meetings or calls, providing guidance on ongoing projects or accounts, and assisting with the transfer of institutional knowledge. The Company shall provide Employee with reasonable advance notice of any requested cooperation under this Paragraph and shall schedule such cooperation at mutually convenient times. Employee shall not be entitled to additional compensation for cooperation provided under this Paragraph, as such cooperation is considered part of the consideration for the Severance Benefits set forth in Paragraph 3. Failure to cooperate as required under this Paragraph shall constitute a material breach of this Agreement and may result in termination of Severance Benefits pursuant to Paragraph 3.

14.    Non-Admission of Liability. Neither this Agreement nor anything that is contained in this Agreement constitutes an admission of any liability or wrongdoing on the part of the Company or its agents or employees, and any and all such liability is expressly denied.

15.    Severability. If any provision(s) of this Agreement or the application thereof, to any extent, shall be held to be invalid or unenforceable, the validity of the remaining provisions shall not be affected thereby, and the invalid provision shall be deemed not to be part of this Agreement, and all remaining provisions shall remain valid and enforceable.

16.    Entire Agreement. This Agreement and all the provisions hereof, including all representations and promises contained herein, are contractual and are not a mere recital and shall continue in permanent force and effect. Employee agrees that there are no other agreements, provisions, terms, conditions, warranties or representations, whether express or implied, other than those expressly set forth herein. No alteration or amendment of this Agreement shall be binding on either you or the Company unless reduced to writing and signed by both parties.

17.    No Attorneys' Fees and Costs. The Parties agree that they shall bear their own respective costs and fees, including attorneys' fees, in connection with the negotiation and execution of this Agreement.

18.    Ownership of Claims. Employee has not transferred or assigned, or purported to transfer or assign, to any person or entity, any claim described in this Agreement. Employee further agrees to indemnify and hold harmless each and all of the Releasees against any and all claims based upon, arising out of, or in any way connected with any such actual or purported transfer or assignment.

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19.    No Modification or Waiver. No modification or waiver of the terms of this Agreement shall be effective unless it appears in a writing signed by all Parties to this Agreement.

20.    Successors. This Agreement shall be binding upon the Parties, and their respective heirs, representatives, executors, administrators, successors, and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrators, successors, and assignees.

21.    Jurisdiction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, signatures delivered via facsimile transmission or email shall have the same force and effect as the originals thereof, except that any party has the right to insist on receipt of the original signature of the other party before complying with its own obligations under this Agreement.

23.    Acknowledgement of Understanding. By signing below, Employee signifies that he has read this Separation Agreement and General Release and fully understands its terms, including that the Agreement will have the effect of forever waiving any action Employee might desire to pursue against the Company relating in any way to Employees' employment by, association with, and separation of employment from the Company. Employee is voluntarily agreeing to those terms and intends to be legally bound. Employee represents that he is not relying upon any representation or statement made by any Company representative and has not been induced to execute this Agreement by any statement, act, or representation of any kind or character on the part of the Company, except as may be contained in this Agreement.

Accepted and Agreed to:

/s/ Diane D. Schnupp
Diane D. Schnupp

Company

By: /s/ Michael P. Kehoe
Michael P. Kehoe

Its: Chief Executive Officer

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